Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

ANKURA TRUST COMPANY, LLC

(Exact name of trustee as specified in its charter)

New Hampshire	82-3832470
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

140 Sherman Street, 4th Floor Fairfield, CT	06824
(Address of principal executive offices)	(Zip code)

Lynn Poss Veblen

General Counsel and Senior Managing Director

Ankura Trust Company, LLC

485 Lexington Avenue, 10th Floor

New York, NY 10017

(646) 291-8512

(Name, address and telephone number of agent for service)

THE GEO GROUP, INC.

(Exact name of obligor as specified in its charter)

Florida	65-0043078
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4955 Technology Way Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

Senior Debt Securities and Guarantees of Senior Debt Securities

Subordinated Debt Securities and Guarantees of Subordinated Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
ADAPPT, LLC	Pennsylvania	23-2653056
Arapahoe County Residential Center, LLC	Colorado	84-1145631
B.I. Incorporated	Colorado	84-0769926
Behavioral Acquisition Corp.	Delaware	22-3746193
Behavioral Holding Corp.	Delaware	20-4244005
BI Mobile Breath, LLC	Delaware	27-1931247
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Broad Real Estate Holdings LLC	Delaware	*
CCC Wyoming Properties, LLC	Wyoming	06-1531669
CCMAS LLC	Delaware	32-0393183
CEC Intermediate Holdings LLC	Delaware	*
CEC Parent Holdings LLC	Delaware	47-3464615
CEC Staffing Solutions LLC	New Jersey	47-4539867
CiviGenics Management Services, LLC	Massachusetts	04-3353973
CiviGenics, Inc.	Massachusetts	04-3266429
CiviGenics-Texas, Inc.	Texas	74-2870249
Clearstream Development LLC	Delaware	82-1455265
Community Alternatives	Wyoming	06-1536351
Community Corrections, LLC	Colorado	84-0984354
Community Education Centers, Inc.	Delaware	22-3457238
Cornell Companies, Inc.	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Correctional Properties Prison Finance, LLC	Delaware	*
Correctional Properties, LLC	Delaware	47-2920630
Correctional Services Corporation, LLC	Delaware	11-3182580
Correctional Systems, LLC	Delaware	33-0607766
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	*
Fenton Security, LLC	Pennsylvania	23-2216896
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Care, Inc.	Florida	39-3124378
GEO Care Services, LLC	Delaware	47-3529923
GEO CC3 Inc.	Delaware	47-3573145
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO CPM, Inc.	Delaware	47-3543394
GEO Holdings I, Inc.	Delaware	56-2635779
GEO International Services, Inc.	Delaware	47-3510903
GEO Leasing, LLC	Florida	46-1288456

GEO Management Services, Inc.	Delaware	47-3556698
GEO MCF LP, LLC	Delaware	*
GEO RE Holdings LLC	Delaware	65-0853089
GEO Reentry of Alaska, Inc.	Alaska	76-0578707
GEO Reentry Services, LLC	Florida	46-1260559
GEO Reentry, Inc.	Delaware	47-3703578
GEO Secure Services, LLC	Florida	46-1258100
GEO Transport, Inc.	Florida	56-2677868
GEO/DEL/R/02, Inc.	Delaware	*
GEO/DEL/T/02, Inc.	Delaware	47-3516062
Highpoint Investments LLC	Delaware	*
MCF GP, LLC	Delaware	*
Minsec Companies, LLC	Pennsylvania	20-4798404
Minsec Treatment, LLC	Pennsylvania	20-8432898
Municipal Corrections Finance, L.P.	Delaware	*
Protocol Criminal Justice, Inc.	Florida	90-1031969
Public Properties Development and Leasing LLC	Delaware	*
SECON, Inc.	Massachusetts	04-3308048
WBP Leasing, LLC	Delaware	76-0546892

*	Not applicable as these entities are disregarded for federal income tax purposes

The address and telephone number of the principal executive offices for all of the subsidiaries are the same as for The GEO Group, Inc. and the agent for service at such address is the same as for The GEO Group, Inc.

ITEM 1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
New Hampshire Banking Department	53 Regional Drive, Suite 200, Concord, N.H. 03301

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

ITEMS 3. – 15.

No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, to the best knowledge of Ankura Trust Company, LLC, the obligor is not in default on any securities issued under indentures under which Ankura Trust Company, LLC is a trustee and Ankura Trust Company, LLC is not a foreign trustee.

ITEM 16.	List of Exhibits.

1.	A copy of the Certificate of Formation of Ankura Trust Company, LLC as now in effect.

2.	A copy of the State of New Hampshire –– Office of the Bank Commissioner Certificate to Conduct Business for the Trustee, dated January 25, 2018.

3.	A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for the Trustee, dated January 23, 2018 (Certificate of Endorsement).

4.	A copy of the existing Limited Liability Company Agreement of the Trustee.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (Call Report Schedule RC-T for quarter ending June 30, 2026).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Ankura Trust Company, LLC, a trust company organized and existing under the laws of the State of New Hampshire, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Fairfield, Connecticut, on the 30th day of October, 2026.

ANKURA TRUST COMPANY, LLC

By:	/s/ James J. McGinley
James J. McGinley
Chief Executive Officer & President

Exhibit 1

Exhibit 1

State of New Hampshire Banking Department 53 Regional Drive, Suite 200 Concord, New Hampshire 03301 Telephone: (603) 271-3561 FAX: (603) 271-1090 or (603) 271-0750

Certificate of Endorsement

Amended and Restated Certificate of Formation - Ankura Trust Company, LLC

By my signature below, I hereby confirm Ankura Trust Company, LLC applied for approval to amend its Certificate of Formation pursuant to RSA 383-A:3-316. On March 22, 2019, the New Hampshire Banking Department approved Ankura Trust Company, LLC’s application. The attached Amended and Restated Certificate of Formation is a true and accurate copy of the certificate so approved.

/s/ Gerald H. Little
Gerald H. Little
Date 3/22/19	Bank Commissioner
State of New Hampshire
Banking Department

TDD Access: Relay NH 1-800-735-2964

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

ANKURA TRUST COMPANY, LLC

Pursuant to the authority granted under RSA Chapter 383-C, Ankura Trust Parent, LLC, the sole member, hereby organizes a trust company as a limited liability company under RSA Chapter 304-C as follows:

ARTICLE I

NAME

The name of the trust company is Ankura Trust Company, LLC (“Trust Company”).

ARTICLE II

PURPOSES

The Trust Company is organized as a limited liability company under RSA Chapter 383-C, as such law now exists or may be hereafter amended, and shall have and may exercise all the express, implied and incidental powers conferred upon trust companies under the act. The Trust Company shall not accept deposits or make loans.

ARTICLE III

DURATION

The duration of the Trust Company shall be perpetual.

ARTICLE IV

MEMBERSHIP INTERESTS

The amount of the authorized membership interests in the Trust Company shall be 1000, each having a nominal value of $1000.00. The sole member is Ankura Trust Parent, LLC (“Member”).

ARTICLE V

BOARD OF MANAGERS

The Trust Company shall be managed by a Board of Managers appointed by the Member and shall consist of not less than five persons, as determined by the Member.

ARTICLE VI

LIMITATION ON MANAGER LIABILITY

No Manager of the Trust Company shall be personally liable to the Trust Company or its Member for monetary damages for breach ·of fiduciary duty as a Manager notwithstanding any provision of law imposing such liability, except liability:

(a) For any breach of the Manager’s duty disloyalty to the Trust Company or its Member;

(b) For acts of or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(c) With respect to any transaction from which the Manager derived an improper personal benefit.

No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Manager of the Trust Company under this Article for acts or omissions occurring prior to such amendment or repeal. In construing the provisions of this Article, it is intended hereby to provide the Managers of the Trust Company with the full protection available to managers of a limited liability company under the New Hampshire Business Limited Liability Company Act (RSA Chapter 304-C).

ARTICLE VII

LIMITED LIABILITY COMPANY AGREEMENT

The Limited Liability Company Agreement of the Trust Company shall establish the procedures and standards of conduct for the regulation of the internal affairs of the Trust Company. The Limited Liability Company Agreement shall be adopted by the Member of the Trust Company and may be amended from time to time as provided therein.

ARTICLE VIII

AMENDMENTS

Subject to the approval of New Hampshire Bank Commissioner, this Amended and Restated Certificate of Formation may be amended by the Member.

ARTICLE IX

REGISTERED AGENT

The registered agent and address is National Registered Agents, Inc., 9 Capitol Street, Concord, New Hampshire 03301.

IN WITNESS WHEREOF, the Member has executed this Amended and Restated Certificate of Formation as of this 12th day of February, 2019.

2

Exhibit 2

Exhibit 2

Exhibit 3

Exhibit 3

State of New Hampshire Banking Department 53 Regional Drive, Suite 200 Concord, New Hampshire 03301 Telephone: (603) 271-3561 FAX: (603) 271-1090 or (603) 271-0750

Certificate of Endorsement

By my signature below, I hereby confirm the New Hampshire Banking Department approved Ankura Trust Company, LLC to operate as a New Hampshire-chartered trust company.

/s/ Emelia A.S. Galdieri
Date 1/23/18	Emelia A.S. Galdieri
Deputy Bank Commissioner State of New Hampshire Banking Department

TDD Access: Relay NH 1-800-735-2964

Exhibit 4

Exhibit 4

ANKURA TRUST COMPANY LLC

A New Hampshire Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of 12/22/17

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANKURA TRUST COMPANY LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ANKURA TRUST COMPANY, LLC (the “Company”) dated as of 12/22/17, is adopted, executed and agreed to by Ankura Trust Parent, LLC, a Delaware limited liability company, (the “Member”) under the laws of the State of New Hampshire and in accordance with the provisions of the New Hampshire Limited Liability Company Act (RSA 304-C) and any successor statute, as amended from time to time, governing the affairs of the Company and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member hereby agree as follows:

ARTICLE I

The Limited Liability Company

1.1 Formation. The Member has formed the Company as a limited liability company formed pursuant to the provisions of the RSA 304-C and RSA 383-C. A Certificate of Formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of New Hampshire in conformity with the RSA 304-C and RSA 383-C.

1.2 Name. The name of the Company is “Ankura Trust Company, LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

1.3 Business Purpose; Powers. The Company is formed for the purpose of engaging in a trust company business pursuant to RSA 383-C. The Company shall possess and may exercise all the powers and privileges granted by the RSA 383-C or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.4 Registered Office and Agent. The location of the registered office of the Company in the State of New Hampshire is 9 Capitol Street, Concord, New Hampshire 03301. The Company’s Registered Agent at such address is National Registered Agents, Inc.

1.5 Term. Subject to the provisions of Article VI below, the Company shall have perpetual existence.

ARTICLE II

The Member

2.1 The Member. The name and address of the Member is as follows:

Name	Address
Ankura Trust Parent, LLC	750 Third Avenue, 28th Floor New York, N.Y. 10017

2.2 Actions by the Member; Meetings. The Member shall have the right to vote on any Company matter as permitted under the Certificate of Formation or this Agreement or under any nonwaivable provision of RSA 304-C. The actions by the Member permitted hereunder may be taken at a meeting called by the Board or the Member or by written consent without a meeting. Meetings of the Member may be called at any time by the Member.

2.3 Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

2.4 Lack of Authority. The Member (in its capacity as such) shall have no the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from the Member by the Board, and the Member hereby consents to the exercise by the Board of the powers conferred on it by law and this Agreement.

2.5 Admission of Members. New members shall be admitted only upon the approval of the Member and the New Hampshire Bank Commissioner.

ARTICLE III

The Board

3.1 Management by Board of Managers.

(a) Subject to such matters which are expressly reserved under nonwaivable provisions of applicable law to the Member for decision and Section 3.6, (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the “Board”), and (B) the Board may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

(b) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 3.4, or (B) by delegating power and authority to any Officer pursuant to Section 3.7.

3.2 Composition and Election of Board of Managers

(a) Number and Designation. The board shall consist of no fewer than five (5) individuals (each. a ‘‘Manager”). The number of Managers on the Board shall be the number serving pursuant to clauses (i) through (iii) of this Section 3.2(a). The Board shall at all times be comprised of the following persons:

(i) four (4) Managers designated by the Member (each a “Company Manager’’ and, collectively, the “Company Managers”), who initially shall be Kevin Lavin, Roger Carlile, David Sawyer and James J. McGinley;

(ii) one (1) Managers or more designated by the Member, who is not an employee or equity investor of Member or its affiliates and is independent from management (each a “Independent Manager”), who initially shall be Carl Toriello; and

(iii) such additional Managers as may be appointed by the Member (each, an “Additional Manager”)

3.3 Term. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be members and need not be residents of the State of New Hampshire. A person shall become a Manager and member of the Board effective upon receipt by the Company at its principal place of business of a written acceptance addressed to the Board (or at such later time or upon the happening of some other event specified in such acceptance) of such person’s appointment pursuant to Section 3.2(a). A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(a) Removal. The removal from the Board (with or without cause) of any Manager shall be upon (and only upon) the written demand of the Member; provided that, in the event any Company Manager or Additional Manager ceases to be an employee of the Company, Ankura Holdings, LP, or any of their respective subsidiaries (collectively the “Company Group”) for any reason, such Company Manager or Additional Manager shall, at such time, be automatically removed from the Board.

(b) Vacancies. If any designee under Section 3.2(a) for any reason ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by the Member.

(c) Reimbursement. The Company shall pay or cause to be paid all reimbursable out-of-pocket costs and expenses incurred by each Manager incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board.

(d) Compensation of Managers. Except as approved in writing by the Member, Company Managers shall receive no compensation for serving in such capacity.

3.4 Action by the Board.

(a) Quorum: Voting. A quorum for the transaction of business shall consist of a majority of the Managers, except that at least two Company Managers must be present at any meeting of the Board (including for purposes of actions taken pursuant to Section 3.4(c)) in order to constitute a quorum. The act of the Managers that have a majority of the total votes present at a meeting of the Board at which a quorum is present shall be the act of the Board. Once a quorum is present to commence a meeting of the Board, such quorum shall be broken as soon as no Company Manager remains present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b) Meetings. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of the Board. Notice of regular meetings shall not be required. Special meetings of the Board may be called by the Member on at least 24 hours’ notice to each Managers. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Action by Written Consent. Any action permitted or required by the RSA 304-C, the Certificate of Formation or this Agreement to be taken at a meeting of the Board may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by at least one Company Manager and the Managers that have at least the number of votes required to take such action at a meeting of the Board if all Managers were present at such meeting. Decisions may be made through electronic mail. In the case of an electronic mail, a precise description of the proposed action to all Managers at their respective electronic mail addresses as maintained in the records of the Trust Company and as updated from time to time upon the request of a Manager. The Managers shall respond by electronic mail stating whether or not they are in favor of the proposed action, and the responses of the Managers collectively shall be deemed an action by written consent. Any such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of New Hampshire, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board.

(d) Telephone Conference. Subject to the requirements of RSA 304-C, the Certificate of Formation or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e) Information. Each Manager shall receive: (i) all notices and other materials as and when provided to any Manager in connection with meetings or actions of the Board; and (ii) copies of all minutes, resolutions and consents of the Board reasonably promptly after approval thereof; provided that, the Company may withhold any notices and/or materials from a Manager if the Board determines that such notice and/or material is related to the actions, employment, compensation or review of such Manager. For the avoidance of doubt, no action of the Board shall be deemed to be unauthorized or in breach of this Agreement as a result of non-compliance with this Section 3.4(e).

3.5 Power to Bind Company. None of the Managers (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

3.6 Certain Consent Rights. Without the prior written consent of the Member, the Company shall not, and the Board and the Officers shall cause the Company not to:

(a) liquidate or file a voluntary petition for bankruptcy or take any action related to bankruptcy, insolvency, dissolution, or winding up;

(b) amend the Company’s organizational documents (including recapitalizations and changes in equity interest or capital);

(c) alter the Company’s principal lines of business;

(d) change of jurisdiction or legal form of the Company;

(e) create board committees, delegate powers to board committees or modify the powers of any board committees;

(f) enter into material contracts outside the ordinary course of business;

(g) engage in affiliate transactions other than between members of the Company Group;

(h) redeem or repurchase any debt or equity securities;

(i) adopt or amend any employee benefit or incentive (whether cash or equity) plan or make any issuances under any such plan;

(j) incur any indebtedness for borrowed money or guarantee the indebtedness or obligations of any person;

(k) make any loans, advances or investments to or in other persons, other than members of the Company Group;

(I) initiate an initial public offering or grant any registration rights;

(m) undertake an acquisition, sale, merger, spin-off, joint-venture or other strategic transaction;

(n) change the Company’s independent auditor;

(o) make significant tax elections or change significant tax, accounting, investment or risk management policies; ·

(p) approve the Company’s annual budget and any material expenditures outside of the approved budget or intentionally deviate from the applicable annual budget;

(q) commence or settle any material litigation or dispute; or

(r) approve any material agreements with regulatory authorities or consent to any material regulatory orders.

3.7 Officers and Related Persons. The officers of the Company (the “Officers”), if any, shall be appointed by the Board in its sole discretion, and the Board may assign such officers titles including, but not limited to, “chief executive officer,” “president,” ‘‘vice president,” “treasurer,” “secretary,” “assistant secretary,” “managing director,” “chief financial officer,” and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any Officers so appointed will have such authority and perform such duties as the Board may, from time to time, delegate to them. No Officer need be a Member or a member of the Board and any number of offices may be held by a single person. The salaries and other compensation, if any, of the Officers shall be fixed from time to time by the Board. Any Officer may resign, in writing, as such at any time and such resignation will be effective at the time specified in the written resignation, or if no time is specified, at the time the written resignation is received by the Company. Any Officer may be removed as such, either with or without cause, at any time by the Board or the Member. In the event that any Officer ceases to be an employee of any member of the Company Group for any reason, such Officer shall, at such time, be automatically removed from each applicable office.

ARTICLE IV

Capital Structure and Contributions

4.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the “Common Units”). All Common Units shall be identical with each other in every respect. The Member shall own all of the Common Units issued and outstanding, as set forth on Schedule I attached hereto.

4.2 Capital Contributions. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE V

Profits, Losses and Distributions

5.1 Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board. In each year, profits and losses shall be allocated entirely to the Member.

5.2 Distributions. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Units, the determined amount when, as and if declared by the Board. The distributions of the Company shall be distributed entirely to the Member.

ARTICLE VI

Dissolution

Subject to the approval of the Bank Commissioner, the Company may be dissolved and its affairs wound up pursuant to RSA 383-C:10.

ARTICLE VII

Transfer of Common Units of the Company

Subject to the approval of the New Hampshire Bank Commissioner, the Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Units and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Units are to be transferred agreeing to be bound by the terms of this Agreement as amended from time to time, such person shall be admitted as a member.

ARTICLE VIII

Exculpation and Indemnification

8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no Member, Manager or current or former manager, officers, employees, affiliates, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission since the formation of the Company (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

8.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board or Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

8.3 No Right of Partition. No Member as a unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

8.4 Amendments. Any repeal or modification of this Article VIII by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

Miscellaneous

9.1 Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any’analogous state or local tax purposes).

9.2 Amendments. Amendments to this Agreement shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the RSA 304-C.

9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State ofNew Hampshire without regard to the principles of conflicts of laws thereof.

9.5 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of New Hampshire or any other laws.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement as of the day first above written.

ANKURA TRUST PARENT, LLC

By:	Ankura Intermediate Holdings, LP
Its:	Member

By:	/s/ Roger Carlile
Name:	Roger Carlile
Its:	Chief Executive Officer

Signature Page to Agreement of Limited Liability Company Agreement of [Ankura Trust Company], LLC

SCHEDULE I

Name of Member	Number of Common Units
Ankura Trust Parent, LLC	1,000

Exhibit 6

CONSENT

Pursuant to the requirements of the Trust Indenture Act of 1939, the undersigned, ANKURA TRUST COMPANY, LLC, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 30, 2026

ANKURA TRUST COMPANY, LLC

By:	/s/ James J. McGinley
James J. McGinley
Chief Executive Officer & President

Exhibit 7

Instructions:

Quarter Ending:____________

This worksheet replaces the FFIEC 041 Report filing for Non-Depository Trust Companies. Please ensure you have the most up-to-date worksheet by navigating to our website.

Please do not change the formatting, location of cells, or add calculations to the cells. Additionally, please do not convert the workbook to another file format such as PDF or mail physical copies. The Department will be merging the information into a database. Any changes will inhibit our ability to import the file.

The worksheets found in the Excel file are based on the FFIEC 041 report. When filling out the forms please follow the instructions found at http://www.fdic.gov/regulations/resources/call/index.html. All New Hampshire non-depository trust companies or trust departments of New Hampshire chartered banks must file quarterly. Disregard any instructions that state or imply quarterly filing is not necessary. When completing the call report, all dollar amounts should be rounded to thousands.

This report will not be accepted without the signed "Attestation" page included in the Excel workbook. The report needs to be received no later than 30 days after the quarter end.

The Department is requesting additional information to be reported quarterly on Call Report Schedule RC-T for those institutions or their subsidiaries offering fiduciary and related services. Please be aware that this particular Call Report schedule will differ from the FFIEC forms & instructions given the presence of two additional reporting items in the Memoranda section of Schedule RC-T. New reporting will include the following: 1) Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date ("dry trusts"), and 2) Accounts where the institution is named or serves as "Trust Protector".

Information:

Name of Institution:	Ankura Trust Company, LLC
Filing Period (Quarter ending):	30-Jun-26
Date Report was emailed:	31-Jul-26

Information on person to contact with question on this call report filing

	Primary Contact	Secondary Contact
Name:	Michael J. Fey	James J. McGinley
Phone Number:	980-226-7633	917-446-0136
E-Mail Address:	Michael.Fey@Ankura.com	James.McGinley@Ankura.com

Revised 04/04/2025

Attestation

Quarter Ending: 6/30/2026

This report is required by RSA 383-A 5-510

Name of Institution: Ankura Trust Company, LLC

Date report was sent electronically to the New Hampshire Banking Department: July 31, 2026

Information in the report is for Quarter Ending: June 30, 2026

NOTE: The report must be signed by an authorized officer and attested to by not less than two directors (trustees).

I, Michael J. Fey, Senior Managing Director, COO and CFO

Typed Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the report sent electronically to the New Hampshire Banking Department has been prepared in conformance with the instructions issued by the FFIEC and are true to the best of my

July 31, 2026

Signature of Officer Authorized to Sign Report

Date of Signature

We, the undersigned directors (trustees), attest to the correctness of the report sent electronically to the New Hampshire Banking Department and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instruction issued by the FFIEC and is true and correct.

James J. McGinley

Signature of Director (Trustee)

Printed Name of Director (Trustee)

Philip J. Gund

Printed Name of Director (Trustee)

Printed Name of Director (Trustee)

The signed "Attestation" needs to be received by the department no later than 30 days after the quarter end

Revised 04/04/2025

Printed Name of Director (Trustee)

The signed "Attestation" needs to be received by the department no later than 30 days after the quarter end.

Revised 04/04/2025

Schedule RI – Income Statement Quarter Ending: 6/30/2026

All Report of Income schedules are to be entered on a calendar year-to-date basis in thousands of dollars.

1	Interest Income:		
1. a.	Interest and fee income on loans:		
	(1) Loans secured by real estate		
	(a) Loans secured by 1-4 family residential properties		
	(b) All other loans secured by real estate		
	(2) Commercial and industrial loans		
	(3) Loans to individuals for household, family, and other personal expenditures:		
	(a) Credit cards		
	(b) Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer loans)		
	(4) Not Applicable		
	(5) All other loans		
	(6) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(5))		
1. b.	Income from lease financing receivables		
1. c.	Interest income on balances due from depository institutions		
1. d.	Interest and dividend income on securities		
	(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)		
	(2) Mortgage-backed securities		
	(3) All other securities(includes securities issued by states and pol. subdivisions in the U.S.)		
1. e.	Not Applicable		
1. f.	Interest income on federal funds sold and securities purchased under agreements to resell		
1. g.	Other interest income	186	
1. h.	Total interest income (sum of items 1.a.(6) through 1.g)		186
2.	Interest expense:		
2. a.	Interest on deposits:		
	(1) Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)		
	(2) Nontransaction accounts:		
	(a) Savings deposits (includes MMDAs)		
	(b) Time deposits of $250,000 or less		
	(c) Time deposits of more than $250,000		
2. b.	Expense of federal funds purchased and securities sold under agreements to repurchase		
2. c.	Interest on trading liabilities and other borrowed money		
2. d.	Interest on subordinated notes and debentures		
2. e.	Total interest expense (sum of items 2.a though 2.d)		0
3.	Net interest income (item 1.h minus 2.e)		186
4.	Provision for loan and lease losses		
5.	Noninterest income:		
5. a.	Income from fiduciary activities	3,504	
5. b.	Service charges on deposit accounts		
5. c.	Trading revenue		
5. d. (1)	Fees and commissions from securities brokerage		
	(2) Investment banking, advisory, and underwriting fees and commissions		
	(3) Fees and commissions from annuity sales		
	(4) Underwriting income from insurance and reinsurance activities		
	(5) Income from other insurance activities		
5. e.	Venture capital revenue		
5. f.	Net servicing fees		
5. g.	Net securitization income		
5. h.	Not applicable		
5. i.	Net gains (losses) on sales of loans and leases		
5. j.	Net gains (losses) on sales of other real estate owned		
5. k.	Net gains (losses) on sales of other assets		
5. l.	Other noninterest income*		
5. m.	Total noninterest income (sum of items 5.a though 5.l)		3,504
6. a.	Realized gains (losses) on held-to-maturity securities		
b.	Realized gains (losses) on available-for-sale securities		
7.	Noninterest expense:		
7. a.	Salaries and employee benefits	1,640	
7. b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)		
7. c.	(1) Goodwill impairment losses		
	(2) Amortization expense and impairment losses for other intangible assets		
7. d.	Other noninterest expense*	1,082	
7. e.	Total noninterest expense (sum of items 7.a though 7.d)		2,722
8. a.	Income (loss) before unrealized holding gains (losses) on equity securities not held for trading, applicable income taxes, and discontinued operations (item 3 plus or minus items 4, 5.m, 6.a, 6.b and 7.e)		968
8. b.	Unrealized holding gains (losses) on equity securities not held for trading		
8. c.	Income (loss) before applicable income taxes and discontinued operations (sum of items 8.a and 8.b)		968
9.	Applicable income taxes (on item 8.c.)		
10.	Income (loss) before discontinued operations (item 8.c minus item 9)		968
11.	Discontinued operations, net of applicable income taxes		
12.	Net income (loss) attributable to bank and noncontrolling (minority) interests (sum of items 10 and 11)		968
13.	LESS: Net income (loss) attributable to noncontrolling (minority) interests (if net income, report as a positive value; if net loss, report as a negative value)		
14.	Net income (loss) attributable to bank (item 12 minus item 13)		968

* Describe on Schedule RI-E - Explanations

Revised 04/04/2025

Quarter Ending: 6/30/2026 All Report of Income schedules are to be entered on a calendar year 4o-date basis in thousands of dollars. Schedule Ri -Continued 14. Memoranda Other-than-temporary impairment losaes on held-to-maturity and available-for-eale debt securties recognized in eamings (nclded in Schedule Ri, items 6.a and 6.b “Memoranda Moms 1-13 and 15 Omittod Ravised 0404/2025

1. 2 Quarter Ending: 6/30/2026 Dollar Amounts in Thousands 6.009 3 5 6.009 968 7. 8 9. 10 11. 12. Schedule RI-A - Changes in Equity Capital Indicale dacresees and loosts in purinthess Total bank equity capital most recently reported for the December 31, 2025, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income) Cumulative effect of changes in accounting principles and corrections of material accounting errors* Balance end of previous calendar year as restated (sum of items 1 and 2) Net income (loss) attrbutable to bank (must equal Schedule RI, item 14) Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions) Treasury stock transactions, net Changes incident to business combinations, net LESS: Cash dividends declared on preferred stock LESS: Cash dividends dedared on common stock Other comprehensive income Other transactions with stockholders (including a parent holding company)* (not included in items 5,6, 8, or 9 above) Total bank equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 27.a) 5.977 Revised 04/04/2025

Dollar Anounts in Theusands 1. 1.e 1.0 1.9 1. h 1.i 2 Schedule RI-E - Explanations Schedule RI-E is to be completed each quarter on a calendar year to date basis. Other nonintemst income (Trom Schedule RI, item 5.1) ltemize and describe amounts greater than $100,000 that exceed 7% of Schedule RI, item 5.t Income and fees from the printing and sale of checks Eamings on/incmase in value of cash suminder value of life insuranoe Income and fees from automated teller machines (ATMs) Rent and other income from other real estate owned Safe deposit box rent Bank card and credit card interchange fees Income and fees from wire transfers not reportable as service charges on deposit accounts Quarter Ending: 6/30/2026 650 2 b. 132 2.1 2.9 2.h 2. 2 k 2.1 107 2 m Other noninterest expense (from Schedule RI, item 7.d) Memize and describe amounts greater than $100,000 that exceed 7% of Schedule RI, item 7.d: Data processing expenses Advertising and marketing expenses Directors’ fees Printing, stationery, and supples Postage Legal fees and expen8e8 FDIC deposit insurance assessments Accounting and auditing expenses Consulting and advisory expen8es Automated teler machine (ATM) and interchange expenses Telecommunications expenses Other real estate owned expenses Insurance expenses (not included in employee expenses, premises and fied asset expenses, and other real estate owned expenses 2.n 2.0 2.P 3 3.a.(1 4 d 5 5.a 5. h 6 6.8 6,b. 6.0 6. d. Discontinued operations and applicable income tax effect (from Schedule RI, item 11) (iemize and describe each discontinued operation): (2) Applicable income tax effect 3. b. (1) (2) Applicable income tax effect Cumulative effect of changes in accounting principles and corrections of material accounting erors (from Schedule RI-A, item 2) (temize and describe ail such effects): Effect of adoption of current expected credit losses methodology - ASU 2016-13 Effect of adoption of lease accounting standard - ASC Topic 842 Other transactions with stockholders (including parent holding company) (from Schedule RI-A, item 11) (emize and descbe all such transactions) 7, Adjustments to alowance for credit losses (oemize and descnbe all adjustments) Initial allowances for credit losses recognized upon the acquisition of purchased credit-detrorated assets on or after the effective date of ASU 2016-13 Effect of adoption of current expected credit losses methodology on allowance for credit losses Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items alfecting the Report of Income): Comments? (Yes or No] Other explanations (please type or print clearly): Foovised 04/04/2025

Schedule RC - Balance Sheet Quarter Ending: 6/30/2026 Dal ar Amnurbs in Theunsnds 1.8 1.b 2. 2. a. 2.b 2.C 3. 3.8. 3. b. 4.a. 4, b. 4.c 4.d 5,244 4 5 6 10. 11. 12 ASSETS: Cash and balances due from depository institutions : Nonintereat-bearing balances and cumency and coin Interest-bearing balances Securitek Held-to-matunty seourties (from Schedule RC-8, column A) Available-for-sale securties (from Schedule RC-8, colum D) Equity securities with readily delerminable fair values not held for trading Federal funds sold and soourites purchased under agrements to resel: Federal funds sold Securites purchased under agreements to resel Loans and lease financing receivables Loans and leases held for sale Loans and leases held for investment LESS: Allowance for loan and lease lo8ses Loans and leases, net of uneamed income and alowanoe (item 4.b minus 4.c) Trading as8ets Premises and fixed assets (induding capitalized leases) Other real estate owned Investments in unconsoldatod subsidiaries and assodated companies Direct and indirect investments in real estate ventures Intangbie assets Other assets (lrom Schedule RC-F] Total assets (sum of items 1 though 11] 4 R70 10,114 LIABILITIES 13 13. a. In domestic offces: (1) Noninteres-bearng (2] Interest-bearng 13. b. Not applicable 14 14. a. Federal funds purchased 14. b. Securities sold under agreements to repurchase Trading labiltios Other bonowed money (indludes mortgage indebledness} 17/18 Not apploable Subordinated notes and debentures Other labities ffrom Schedule RC-G) Total labilties (sum of items 13 through 20) Not applcable Perpetual preferred stock and related surplus Common Stock Surplus (exciude all surplus related to preferred stock] 26. a. Retalned eamings 25. b. Accumulated other comprehensive income 28. c. Other equity capital components 27. a. Total bank equity capital (sum of items 23 through 28.c) 27, b. Noncontroling (minorty) interests in consolidated subsidiaries 28. 29 Deposits: Federal funds purchased and securities sold under agreements to repurchase; 15. 16 19 20. 21. 22 23 24 25 3.137 3.137 EQUITY CAPITAL 1.467 5.510 8.977 Total equity capital (sum of items 27.a and 27.b] Total labilties and equiy capital (sum of items 21 and 28) Memorandum Indicate in the box at the right the year of the last completed audi, that conforms to the standards listød in NH RSA 383-A:5-509, “Annual Audis”. 8.977 10.114 2025 Ravi sod 04/042125

Schedule RC-B –Securities

Schedule RC-B –Securities

Quarter Ending: 6/30/2026

Dollar Amounts in Thousands

		Held to maturity		Available for sale	
		(Column A) Amortized Cost	(Column B) Fair Value	(Column C) Amortized Cost	(Column D) Fair Value
1.	U.S. Treasury securities				
2.	U.S. Government agency and sponsored agency obligations (exclude MBS):				
3.	Securities issued by states and political subdivisions in the U.S.				
4.	Mortgage-backed securities (MBS):				
4. a.	Residential mortgage pass-through securities:				
	(1) Guaranteed by GNMA				
	(2) Issued by FNMA and FHLMC				
	(3) Other pass-through securities				
4. b.	Other residential mortgage-backed securities (include CMOs, REMICs and stripped MBS):				
	(1) Issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(2) Collateralized by MBS issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(3) All other residential MBS				
4. c.	Commercial MBS:				
	(1) Commercial mortgage pass-through securities				
	(a) Issued or guaranteed by FNMA, FHLMC, or GNMA				
	(b) Other pass-through securities				
	(2) Other commercial MBS:				
	(a) Issued or guaranteed by U.S. Government agencies or sponsored agencies				
	(b) All other commercial MBS				
5.	Asset-backed securities and structured financial products:				
a.	Asset-backed securities (ABS)				
b.	Structured financial products:				
6.	Other debt securities:				
6. a.	Other domestic debt securities				
6. b.	Other foreign debt securities				
7.	Investments in mutual funds and other equity securities with readily determinable fair values				
8.	Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)				

Memoranda

Dollar Amounts in Thousands

1.	Pledged securities[1]				

[1] Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

Revised 04/04/2025

Schedule RC-F - Other Assets Quarter Ending: 0/30/2026 1 3 25 6.b. 0.d. Accrued interest receivable Net deferred tax assets Interest-only strips receivable (not in the form of a securty) Equity securities without readity determinable fair values Lie Insurance assots: General account ie insurance aasets Separate account Iife insurance assets Hybrd account Ife insurance assets All other assets (itemize and describe amounts greater than $100,000 that exceed 25% of this Prepald expensos Repossessad personal property (incuding vehicles) Derivatives with a positive fair value held for purposes other than trading FDIC loss-sharing indemnification assets 6. a. Computer software Accounts receivable Recelvables from foreclosed govemment-guaranteed mortage loans Dolar Amnints in Thousands 413 Total (sum of items 1 through 6) [must equal Schedule RC, item 11) 4.870 Raviaed 34/04/2025

Schedule RC-G - Other Liabilities 1. a. 1.b 3.137 4. d. 4.1 Interest accrued and unpaid on deposks Other expenses accrued and unpaid oncludes accrued income taxes payable) Net deferred tax labilties Allowance for oredit losses on off-balance sheet credit exposures Ail other labilties fitemize and describe amounts greater than $100,000 that exceed 25% of this iterm Accounts payable Doferred compensation iabiltes Cividends declared but not yet payable Derivatives with a negative falr value held for purposes other than trading Operating lease liabEties Deferred Revenue Due to affiiate Total (sum of items 1 though 4) (must equal Schedule RC, item 20) Quarter Ending: 6/30/7026 Colar Amounts in Thoutorda 1.748 1,389 3.137

Schedule RC-T – Fiduciary and Related Services Quarter Ending: 6/30/2026

FIDUCIARY AND RELATED ASSETS (Dollar Amounts in Thousands)	(Column A) Managed Assets Amount	(Column B) Non-Managed Assets Amount	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
4. Personal trust and agency accounts				
5. Employee benefit and retirement-related trust and agency accounts:				
5. a. Employee benefit – defined contribution				
5. b. Employee benefit – defined benefit				
5. c. Other employee benefit and retirement-related accounts				
6. Corporate trust and agency accounts		13,779,825		84
7. Investment management and investment advisory agency accounts				
8. Foundation and endowment trust and agency accounts				
9. Other fiduciary accounts				
10. Total fiduciary accounts (sum of items 4 through 9)		13,779,825		84
11. Custody and safekeeping accounts				
12. Not applicable				
13. Individual Retirement Accounts, Health Savings Accounts, and other similar accounts (included in items 5.c and 11)				

FIDUCIARY AND RELATED SERVICES INCOME (Dollar Amounts in Thousands)	
14. Personal trust and agency accounts	
15. Employee benefit and retirement-related trust and agency accounts:	
15. a. Employee benefit – defined contribution	
15. b. Employee benefit – defined benefit	
15. c. Other employee benefit and retirement-related accounts	3,504
16. Corporate trust and agency accounts	
17. Investment management and investment advisory agency accounts	
18. Foundation and endowment trust and agency accounts	
19. Other fiduciary accounts	
20. Custody and safekeeping accounts	
21. Other fiduciary and related services income	
22. Total gross fiduciary and related services income (sum of items 14 through 21) (must equal Schedule RI, item 5.a)	3,504
23. Less: Expenses	2,536
24. Less: Net losses from fiduciary and related services	
25. Plus: Intracompany income credits for fiduciary and related services	
26. Net fiduciary and related services income	968

Memoranda	(Column A) Personal Trust and Agency and Investment Management Agency Accounts	(Column B) Employee Benefit and Retirement Related Trust and Agency Accounts	(Column C) All Other Accounts
1. Managed assets held in fiduciary accounts:			
1. a. Noninterest-bearing deposits			
1. b. Interest-bearing deposits			
1. c. U.S. Treasury and U.S. Government agency obligations			
1. d. State, county and municipal obligations			
1. e. Money market mutual funds			
1. f. Equity mutual funds			
1. g. Other mutual funds			
1. h. Common trust funds and collective investment funds			
1. i. Other short-term obligations			
1. j. Other notes and bonds			
1. k. Investments in unregistered funds and private equity investments			
1. l. Other common and preferred stocks			
1. m. Real estate mortgages			
1. n. Real estate			
1. o. Miscellaneous assets			
1. p. Total managed assets held in fiduciary accounts (for each column, sum of Memorandum items 1.a through 1.o)			

	(Column A) Managed Assets	(Column B) Number of Managed Accounts
1. q. Investments of managed fiduciary accounts in advised or sponsored mutual funds		

Revised 04/04/2025

(Continued)-- Schedule RC-T -- Fiduciary and Related Services

Quarter Ending: 6/30/2026

Dollar Amounts in Thousands

		(Column A) Number of Issues	(Column B) Principal Amount Outstanding
2.	Corporate trust and agency accounts:		
2.a.	Corporate and municipal trusteeships	13	7,368,102
	(1) Issues reported in Memorandum item 2.a. that are in default		
2.b.	Transfer agent, registrar, paying agent, and other corporate agency	84	

		(Column A) Number of Funds	(Column B) Market Value of Fund Assets
3.	Collective investment funds and common trust funds:		
3. a.	Domestic equity		
3. b.	International/Global equity		
3. c.	Stock/Bond blend		
3. d.	Taxable bond		
3. e.	Municipal bond		
3. f.	Short term investments/Money market		
3. g.	Specialty/Other		
3. h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)		

		(Column A) Gross Losses Managed Accounts	(Column B) Gross Losses Non-Managed Accounts	(Column C) Recoveries
4.	Fiduciary settlements, surcharges, and other losses:			
4. a.	Personal trust and agency accounts			
4. b.	Employee benefit and retirement-related trust and agency accounts			
4. c.	Investment management and investment advisory agency accounts			
4. d.	Other fiduciary accounts and related services			
4. e.	Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 24)			

		Number of Accounts
5.	Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date	

		Number of Accounts
6.	Accounts where the institution is named or serves as "Trust Protector"	

Revised 04/04/2025